Exhibit 10.4

PROMISSORY NOTE

$12,800,000.00	August 30, 2013

FOR VALUE RECEIVED FLAGSHIP PROPERTIES Ill, LLC, a Delaware limited liability company, as maker, having its principal place of business at 1600 Broadway Suite 1490, Denver, Colorado 80202 (“Borrower”), hereby unconditionally promises to pay to the order of C-III COMMERCIAL MORTGAGE LLC, a Delaware limited liability company, having an address at 5221 North O’Connor Boulevard, Suite 600, Irving, Texas 75039 (together with its successors and permitted assigns “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWELVE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($12,800,000.00), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as provided herein.

1.	CERTAIN DEFINED TERMS

As used herein the following terms shall have the meanings set forth below:

(a) “Accrual Period” means the period commencing on the first (1st) day of a calendar month and ending on the last day of such calendar month; provided that if this Note is dated as of any date other than the first (1st) day of a calendar month, the first Accrual Period shall (i) consist of only the date hereof, if the date hereof is the last day of a calendar month, or (ii) commence on the date hereof and shall end on the last day of the current calendar month.

(b) “Applicable Interest Rate” shall mean an interest rate equal to 5.73% per annum.

(c) “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which federally insured depository institutions in the State of New York are authorized or obligated by law, governmental decree or executive order to be closed.

(d) “Cash Management Agreement” shall mean that certain Cash Management and Security Agreement of even date herewith made by Borrower and Lender and, as applicable, joined in by property manager.

(e) “Loan” shall mean the loan evidenced by this Note.

(f) “Loan Agreement” means that certain Loan Agreement dated as of the date hereof made by Borrower and Lender providing for the loan evidenced by this Note, as the same may hereafter be modified, consolidated, supplemented, renewed, or otherwise amended.

(g) “Loan Documents” shall mean this Note, the Loan Agreement, the Security Instrument, and any other documents or instruments which now or shall hereafter wholly or partially secure or guarantee payment of this Note or which have otherwise been executed by Borrower and/or any other person in connection with the Loan.

(h) “Lockout Period Expiration Date” shall mean two years and one day from the “startup day” of any “real estate mortgage investment conduit” (as such terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended or any successor statute thereto) which may acquire the Loan.

(i) “Maturity Date” shall mean September 1, 2023.

(j) “Monthly Payment” shall mean a payment equal to $74,534.78.

(k) “Monthly Payment Date” shall mean the first (1st) day of each calendar month prior to the Maturity Date commencing on (i) the first (1st) day of the next succeeding calendar month after the date hereof if this Note is dated as of the first day of a month, or (ii) the first (1st) day of the second succeeding calendar month after the date hereof if this Note is dated as of a date other than the first day of a month.

(1) “Security Instrument” shall have the meaning given to such term in the Loan Agreement.

(m) “Securitization” means any deposit of this Note, the Security Instrument and the other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust, the assets thereof or the cash flow or profits thereof, or other entity or securitization.

2.	PAYMENT TERMS

(a) If this Note is dated as of a date other than the first (1st) day of a calendar month, a payment shall be due from Borrower to Lender on the date hereof on account of all interest scheduled to accrue on the principal sum from and after the date hereof through and including the last day of the current Accrual Period. The Monthly Payment shall be due from Borrower to Lender on each Monthly Payment Date, with each Monthly Payment to be applied as follows: (i) first, to the payment of interest which has accrued during the preceding Accrual Period computed at the Applicable Interest Rate, and (ii) the balance toward the reduction of the principal sum. The balance of the principal sum and all interest thereon shall be due and payable on the Maturity Date. For purposes of the timing of making payments hereunder, but not for purposes of calculating the Accrual Period or the amount of interest accrued during that Accrual Period or due on any Monthly Payment Date or on the Maturity Date, if the Monthly Payment Date or the Maturity Date occurs on a day that is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360 day year.

(b) Unless payments are made in the required amount in immediately available funds at the place where this Note is payable, remittances in payment of all or any part of the Debt (defined below) shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where this Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

3.	DEFAULT AND ACCELERATION

(a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the other Loan Documents, (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the other Loan Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender if any payment required in this Note prior to the Maturity Date is not paid on the date when due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the other Loan Documents (collectively, an “Event of Default”).

4.	DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate (the “Default Rate”) equal to the lesser of (i) the Applicable Interest Rate plus five percent (5%) or (ii) the maximum interest rate that Borrower may by law pay. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and the default interest and late charges provided hereunder are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. Time is of the essence with respect to all matters concerning or relating to this Note. Borrower agrees to pay on demand all expenses and costs of enforcement, administration and collection actually incurred or paid by Lender including, but not limited to, reasonable attorneys’ fees and disbursements of Lender, whether or not with respect to retained firms, or otherwise and whether or not any legal proceeding is commenced hereunder. The foregoing amounts shall be paid together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses and costs are paid by the Borrower.

5.	PREPAYMENT; YIELD MAINTENANCE

(a) Except as otherwise expressly provided herein, Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note except on or following the First Open Period Payment Date (hereinafter defined). As used herein, “First Open Period Payment Date” shall mean the first Monthly Payment Date following and excluding the Monthly Payment Date which is three (3) months prior to the Maturity Date. From and after the First Open Period Payment Date, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part, upon: (i) not less than 30 days prior written notice (the “Prepayment Notice”) to Lender specifying the scheduled payment date on which prepayment is to be made (the “Prepayment Date”); (ii) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the

Prepayment Date together with a payment of all interest which would have accrued on the principal balance of this Note to and including the last day of the Accrual Period in which the Prepayment Date occurs, if such prepayment occurs on a date which is not the first (1St) day of a calendar month (the “Shortfall Interest Payment”) and (iii) payment of all other sums then due under this Note, the Security Instrument and the other Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

(b) (i) Prior to the First Open Period Payment Date, this Note may not be prepaid, either in whole or part, provided, however, that at any time after the Lockout Period Expiration Date, Borrower shall have the right and option to prepay this Note in full only (except as otherwise herein expressly provided) and obtain release of the Property from the lien of the Security Instrument upon payment of, in addition to all other amounts payable hereunder and under the other Loan Documents, the Prepayment Fee (as such term is defined below). This Note may be prepaid in whole but not in part (except as otherwise expressly provided herein) at any time after the date that is the third Payment Date prior to the Maturity Date (the“Lockout Expiration Date”). Prepayment of this Note permitted to be made by Borrower pursuant to the terms hereof shall be made upon the following conditions (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment, and (ii) such prepayment is made on a Monthly Payment Date (or, if such prepayment is not received on a Monthly Payment Date, interest is paid through the next Monthly Payment Date) and is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents (as hereinafter defined).

(ii) For purposes hereof, the “Prepayment Fee” shall be and mean (x) as to any prepayment pursuant to this Section 5(b), a prepayment fee in an amount equal to the Required Yield Maintenance (as hereinafter defined) and (y) as to any prepayment pursuant to Section 5(c), the Required Prepayment Amount (as hereinafter defined). Such Prepayment Fee shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a Prepayment Fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. For purposes hereof, “Required Yield Maintenance” shall mean an amount equal to the greater of the greater of: (A) one (1%) percent of the principal amount of this Note being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential (hereinafter defined) and payable on each Monthly Payment Date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield (hereinafter defined) for the number of months remaining from the date of the repayment (the “Repayment Date”) to each such Monthly Payment Date and the Maturity Date. The term “Reinvestment Yield” as used herein shall be equal to the lesser of (a) the (i) yield on the U.S. Treasury issue (primary issue) with the same maturity date as the Maturity Date; or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Maturity Date; or (b) the (i) yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Repayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The term “Payment Differential” as used herein shall be equal to (x) the Applicable Interest Rate minus the Reinvestment Yield, divided by (y) 12 and multiplied by (z) an amount equal to the principal sum being repaid on such Repayment Date after application of the Monthly Payment (if any) due on the date of the Default Repayment, provided that the Payment Differential shall in no event be less than zero. In no event, however, shall Lender be required to reinvest any repayment proceeds in U.S. Treasury obligations or otherwise.

(c) For purposes of this Note, the term “Default Repayment” shall mean a repayment of all or any portion of the principal amount of this Note made during the continuance of any Event of Default or after an acceleration of the Maturity Date under any circumstances, including, without limitation, a repayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise. Except as otherwise expressly provided in Section 5(d) below, and notwithstanding any provisions of this Note or any other Loan Document to the contrary if, prior to the First Open Period Payment Date any Default Repayment is made, simultaneously with each such Default Repayment occurring prior to the First Open Period Payment Date, Borrower shall pay to Lender an amount equal to the sum (the “Required Prepayment Amount”) of (1) one percent (1%) of an amount equal to the principal amount of this Note being prepaid, and (2) the greater of: (A) one (1%) percent of the principal amount of this Note being prepaid; and (B) the present value of a series of payments each equal to the Payment Differential and payable on each Monthly Payment Date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield for the number of months remaining from the Repayment Date to each such Monthly Payment Date and the Maturity Date. In no event, however, shall Lender be required to reinvest any repayment proceeds in U. S. Treasury obligations or otherwise.

In the event that any Prepayment Fee is due hereunder (whether pursuant to Section 5(b) or 5(c) hereof), Lender may at its option or on Borrower’s request deliver to Borrower a statement setting forth the amount and determination of the Prepayment Fee, and Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Such calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. With regard to any prepayment made hereunder (except for a prepayment resulting from the application of condemnation or insurance proceeds), if prior written notice required in Section 5(b)(i) above has not been received by Lender, the prepayment shall be increased by an amount equal to the lesser of (x) thirty (30) days’ unearned interest computed on the outstanding principal balance of this Note so prepaid and (y) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

(d) Partial prepayments of this Note shall not be permitted, except (i) partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Loan Agreement or Security Instrument, in which event ho Prepayment Fee shall be due and (ii) partial prepayments made for a Partial Release in accordance with the terms and conditions of Section 8.2 of the Loan Agreement and this Note. No notice of prepayment shall be required under the circumstance specified in clause (i) of the preceding Sentence. No principal amount repaid may be re-borrowed. All such proceeds shall be payable to Lender unless prohibited by law, regulation, operation of such policy or the specific terms of the Loan Documents. Partial payments of principal shall be applied, in such order and priority as determined by Lender, to the unpaid principal balance evidenced hereby on the next succeeding Payment Date following Lender’s determination to apply insurance or condemnation proceeds to the partial prepayment of the outstanding principal balance of this Note.

(e) Except as otherwise expressly provided in Section 5(d)(i) above, the Prepayment Fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Lockout Expiration Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender’s exercise of its rights upon Borrower’s default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a Prepayment Fee is due shall be effective unless such prepayment is accompanied by the Prepayment Fee.

6.	SECURITY

This Note is secured by the Security Instrument and the other Loan Documents. The Security Instrument is intended to be duly recorded in the public records of the county where the Property is located. All of the terms, covenants and conditions contained in the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

7.	SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in this Note or any of the other Loan Documents, neither the Applicable Interest Rate or the Default Rate provided hereunder shall at any time exceed the Maximum Rate. The term “Maximum Rate,” as used herein, shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day.

The parties hereto do not intend to contract for, charge or receive any interest or other charge which is usurious, and by execution of this Note or the Security Instrument, Borrower agrees that Lender has no such intent. This Note, the Security Instrument, the other Loan Documents and all other agreements between Borrower and Lender or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof; or otherwise, shall the amount paid, or agreed to be paid, to Lender or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the debt, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Lender or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without prepayment premium or penalty) or on account of any other principal indebtedness of Borrower to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Borrower. All sums paid and agreed to be paid to Lender or any other holder for use, forbearance or detention of the indebtedness of Borrower shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the period until payment in full on the Note (or any renewals, extensions and rearrangement thereof) so that the actual rate of interest on account of the debt is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. The terms and provisions of this Section 7 shall control and supersede any other provision of this Note and the other Loan Documents.

8.	LATE CHARGE

If any sum payable under this Note is not paid on the date on which it is due, regardless of whether such failure shall constitute an Event of Default, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the other Loan Documents.

9.	NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

10.	JOINT AND SEVERAL LIABILITY

If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

11.	WAIVERS, ETC.

All payments required hereunder shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaim. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, other than notices specifically required by the terms of this Note, the Security Instrument and the other Loan Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the other Loan Documents. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation or limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders or members comprising, or the officers and directors or managers relating to, the corporation or limited liability company, and the term “Borrower” as used herein, shall include any alternative or successor corporation or limited liability company, but any predecessor corporation or limited liability company shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in a partnership, corporation or limited liability company which may be set forth in the Security Instrument or any other Loan Document.)

12.	TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the other Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

13.	JURISDICTION; WAIVER OF TRIAL BY JURY

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING AND APPELLATE COURTS FROM ANY THEREOF. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

80 State Street

Albany, New York 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID

SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED IN THE LOAN AGREEMENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR LOCATED IN NEW YORK, NEW YORK.

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER, RESPECTIVELY, OR THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

14.	EXCULPATION

Notwithstanding anything herein that may be construed to the contrary, the terms of Article 11 of the Loan Agreement are incorporated herein by reference as if fully set forth herein.

15.	AUTHORITY

Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the other Loan Documents and that this Note, the Security Instrument and the other Loan Documents constitute valid and binding obligations of Borrower.

16.	APPLICABLE LAW

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS)

AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE SECURITY INSTRUMENT AND OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE RELATED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE LOAN AGREEMENT AND THE NOTE, AND THIS AGREEMENT, THE LOAN AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

17.	COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees for the services of such counsel whether or not suit be brought.

18.	NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 14.1 of the Security Instrument.

19.	MISCELLANEOUS

(a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Whenever used, the singular shall include the plural, the plural shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

(c) BORROWER HEREBY ACKNOWLEDGES THAT INTEREST IN THIS NOTE IS TO BE CALCULATED BY LENDER ON THE BASIS OF A THREE HUNDRED SIXTY (360) DAY YEAR AND IS FULLY AWARE THAT SUCH CALCULATIONS MAY RESULT IN AN ACCRUAL AND/OR PAYMENT OF INTEREST IN AMOUNTS GREATER THAN CORRESPONDING INTEREST CALCULATIONS BASED ON A THREE HUNDRED SIXTY-FIVE (365) DAY YEAR.

(d) THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

Flagship Properties III, LLC, a Delaware limited liability company

By: Gator Carolina Manager, LLC, a Colorado limited liability company

By:

Name: James E. Powers
Title: Manager and Member

STATE OF Colorado )
)ss.
COUNTY OF Denver )

On the 26th day of August in the year 2013 before me, the undersigned, personally appeared JAMES E. POWERS, proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

Printed Name: Paula S. Heeren

My Commission Expires:
11/26/16
[Seal]